Exhibit 5.1

BOSTON CONNECTICUT FLORIDA NEW JERSEY NEW YORK PROVIDENCE WASHINGTON, DC
August 8, 2024
Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370
We refer to the Registration Statement on Form S-3 (the “Registration Statement”) of Independent Bank Corp., a Massachusetts corporation (the “Company”), relating to the Company’s (1) common stock, $0.01 par value per share (the “Common Stock”), (2) preferred stock, $0.01 par value per share (the “Preferred Stock”), (3) debt securities (each a “Debt Security” and, collectively, the “Debt Securities”), (4) depositary shares (each a “Depository Share” and, collectively, the “Depositary Shares”), (5) warrants or other rights (each such warrant or other right, a “Warrant” and, collectively, the “Warrants”), (6) stock purchase contracts (each a “Stock Purchase Contract” and, collectively, the “Stock Purchase Contracts”), and (7) units (each a “Unit” and, collectively, the “Units”), each of which may be issued and sold on a delayed or continuous basis from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts, and Units are each referred to herein as a “Security” and are collectively referred to herein as the “Securities.” If Securities are convertible into or exercisable for shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock are referred to herein as the “Conversion Securities.”
In connection with the opinions expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Articles of Organization of the Company (the “Articles of Organization”) and the Amended and Restated Bylaws of the Company, each as currently in effect, relevant resolutions of the Board of Directors of the Company or committees thereof and such corporate records, documents, agreements, instruments and certificates of public officials of the Commonwealth of Massachusetts and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.
Based upon, and subject to, the foregoing, and subject to the limitations, qualifications and assumptions stated herein, as of the date hereof, we are of the opinion that:
1.    When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the related prospectus and any applicable Prospectus Supplement (as defined below), by the definitive purchase, underwriting or other similar agreement in connection with such issuance, and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.     When a series of Preferred Stock has been duly established in accordance with the terms of the Articles of Organization, appropriate Articles of Amendment to the Articles of Organization relating to the Preferred Stock has been duly authorized and adopted and filed with

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the Secretary of the Commonwealth of Massachusetts, and such series of Preferred Stock has been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the related prospectus and any applicable Prospectus Supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. If such series of Preferred Stock is by its terms convertible into Conversion Securities, when (a) the Conversion Securities have been duly authorized and reserved for issuance upon such conversion, (b) if the Conversion Securities are Preferred Stock, (i) the applicable series of Preferred Stock has been duly established in accordance with the terms of the Articles of Organization and (ii) appropriate Articles of Amendment to the Articles of Organization authorizing and establishing the terms of such series of Preferred Stock has been duly authorized and adopted and filed with the Secretary of the Commonwealth of Massachusetts, and (c) the Conversion Securities have been issued upon such conversion upon payment of the applicable conversion price as provided in the Articles of Organization or Articles of Amendment, the Conversion Securities issuable upon conversion of shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
3.    When an indenture with respect to Debt Securities has been duly authorized by all necessary corporate action of the Company and the applicable trustee and duly executed and delivered (the “Indenture”), and the Indenture has been qualified under the Trust Indenture Act of 1939, and when the specific terms of a particular Debt Security have been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement, the related prospectus and any applicable Prospectus Supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, and by such corporate action, such Debt Security will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. If the Indenture or the terms of such Debt Security provide that such Debt Security is convertible into Conversion Securities, when (a) the Conversion Securities have been duly authorized and reserved for issuance upon such conversion, (b) if the Conversion Securities are Preferred Stock, (i) the applicable series of Preferred Stock has been duly established in accordance with the terms of the Articles of Organization and (ii) appropriate Articles of Amendment to the Articles of Organization authorizing and establishing the terms of such series of Preferred Stock has been duly authorized and adopted and filed with the Secretary of the Commonwealth of Massachusetts, and (c) the Conversion Securities have been issued upon such conversion upon payment of the applicable conversion price as provided in the Indenture or the terms of the Debt Security, the Conversion Securities issuable upon conversion of such Debt Security will be validly issued, fully paid and nonassessable.

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4.    When (i) a deposit agreement representing the Depositary Shares (a “Deposit Agreement”) has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered; (ii) the specific terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) have been duly established in accordance with such Deposit Agreement and authorized by all necessary corporate action by the Company; (iii) a series of Preferred Stock with respect to which Depositary Shares are issued has been duly established in accordance with the terms of the Company’s Restated Articles of Organization, appropriate Articles of Amendment to the Company’s Restated Articles of Organization relating to the Preferred Stock has been duly authorized and adopted and filed with the Secretary of the Commonwealth of Massachusetts, and such series of Preferred Stock, the Depositary Shares and the Depositary Receipts have been duly authorized by all necessary corporate action of the Company; (iv) the Depositary Receipts have been authenticated and countersigned in accordance with the terms of the Deposit Agreement; and (v) such Depositary Shares have been duly issued and delivered against payment therefor in accordance with such Deposit Agreement and in the manner contemplated by the Registration Statement, the related prospectus and any applicable Prospectus Supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, and by such corporate action, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.
5.    When a warrant agreement (a “Warrant Agreement”) or rights agreement (a “Rights Agreement”) has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, and when the specific terms of a particular Warrant have been duly established in accordance with such Warrant Agreement or Rights Agreement, as applicable, and authorized by all necessary corporate action of the Company, and such Warrant has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement or Rights Agreement, as applicable, and in the manner contemplated by the Registration Statement, the related prospectus and any applicable Prospectus Supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, and by such corporate action, such Warrant will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and when (a) the Conversion Securities for which such Warrant is exercisable have been duly authorized and reserved for issuance upon such conversion, (b) if the Conversion Securities are Preferred Stock, (i) the applicable series of Preferred Stock has been duly established in accordance with the terms of the Articles of Organization and (ii) appropriate Articles of Amendment to the Articles of Organization authorizing and establishing the terms of such series of Preferred Stock has been duly authorized and adopted and filed with the Secretary of the Commonwealth of Massachusetts, and (c) the Conversion Securities have been issued upon such conversion upon payment of the applicable exercise price as provided in the Warrant Agreement, Rights Agreement or terms of the Warrant, the Conversion Securities issuable upon exercise of such Warrant will be validly issued, fully paid and nonassessable.
6.    When the terms of Stock Purchase Contracts and of their issuance and sale have been duly authorized by all necessary corporate action of the Company and such Stock Purchase

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Contracts have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued against payment therefor in the manner contemplated by the Registration Statement, the related prospectus and any applicable Prospectus Supplement, and by such corporate action, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
7.    When (i) a Unit agreement (“Unit Agreement”) has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered; (ii) the specific terms of a particular Unit have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company; (iii) such Unit has been duly executed, authenticated (if applicable), issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement, the related prospectus and any applicable Prospectus Supplement, by the definitive purchase, underwriting or other similar agreement in connection with such issuance, and by such corporate action; (iv) if such Unit Agreement relates to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (v) if such Unit Agreement relates to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (vi) if such Unit Agreement relates to the issuance and sale of Debt Securities, the actions described in paragraph 3 above have been taken; (vii) if such Unit Agreement relates to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; (viii) if such Unit Agreement relates to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken; and (ix) if such Unit Agreement relates to the issuance and sale of Stock Purchase Contracts, the actions described in paragraph 6 above have been taken, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
In connection with the opinions expressed above, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed (a) that the books and records of the Company are maintained in accordance with proper corporate procedures and (b) that the execution, delivery and performance by the Company of any Security the terms of which are established subsequent to the date hereof (1) require no action by or in respect of, or filing with,any governmental body, agency or official and (2) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company. In addition, we have assumed that, at the time of delivery of any such Security:
i.the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Restated Articles of Organization (as the same may be amended from time to time) and applicable law;

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ii.the Company will remain validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts;
iii.the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder);
iv.a prospectus supplement (a “Prospectus Supplement”) describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission;
v.the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company;
vi.a definitive purchase, underwriting or similar agreement in connection with the offering or issuance of the Securities will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the parties thereto;
vii.the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, including the prospectus contained therein, and any applicable Prospectus Supplement, and any Securities consisting of capital stock and any Conversion Securities will have been authorized within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities, and if such Securities are convertible into or exercisable for Conversion Securities, a sufficient number of share of such Conversion Securities will have been reserved for issuance upon conversion or exercise of the Securities;
viii.there shall not have occurred any change in law affecting the validity or enforceability of such Security;
ix.any Indenture (as defined above) and any supplemental indenture to be entered into in connection with the issuance of any Debt Security will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company; and
x.all Securities and Conversion Securities will be issued in compliance with applicable federal and state securities laws.
The opinions expressed herein are limited by: (x) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (y) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (z) the invalidity under certain circumstances under law or court decisions of provisions providing for

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the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.
The foregoing opinions are limited to the laws of the Commonwealth of Massachusetts and the laws of the State of New York. We express no opinion as to the effect of the laws of any other jurisdiction.
This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Securities.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP

DAY PITNEY LLP